Exhibit 23.1



ERNST & YOUNG                   - Ernst & Young LLP       - Phone (415) 894-8000
                                  Suite 1600                www.ey.com
                                  560 Mission Street
                                  San Francisco, California 94105-2907






   Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 1, 2005, with respect to Atel Capital
Equipment Fund XI, LLC, and dated October 15, 2004 with respect to Atel Financial Services LLC and subsidiary Pre-Effective Amendment No. 4 to the Registration Statement (Form S-1 No. 333-120276) and related Prospectus of Atel Capital Equipment Fund XI, LLC for the registration of 15,000,000 limited liability company units.




/s/ ERNST & YOUNG LLP


San Francisco, California

March 30, 2005